Exhibit 23.2

ihs.com

SUITE 800 SUN LIFE PLAZA EAST TOWER 112 - 4TH AVENUE SW CALGARY, AB T2P 0H3 • 403 213 4200 • 1 800 625 2488

March 11, 2016

CONSENT OF INDEPENDENT ENGINEERS

YPF S.A.

Macacha Guemes 515

Ciudad Autonoma de Buenos Aires

Buenos Aires, Argentina

Ladies and Gentlemen:

We hereby consent to the references to IHS Global Canada Limited and to the inclusion of our third-party letter report dated February 17, 2016, as set forth under the sections “Item 4. Information on the Company–Exploration and Production Overview–Oil and Gas Reserves,” “Item 19. Exhibits,” and as Exhibit 99.1 in YPF Sociedad Anónima’s (YPF S.A.) report on Form 20-F for the year ended December 31, 2015, to be filed with the United States Securities and Exchange Commission (SEC).

Our third-party letter report dated February 17, 2016, contains our independent estimates of the proved crude oil and natural gas reserves audited as of December 31, 2015, of certain selected properties in Argentina in which YPF S.A. holds interests.

Yours truly,

IHS GLOBAL CANADA LIMITED

Jason Wilhelm, P. Eng. Senior Principal Engineer, Consulting